Exhibit 10.2
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                         COMPETITIVE TECHNOLOGIES, INC.

                    1996 DIRECTORS' STOCK PARTICIPATION PLAN
                           As Amended January 14, 2005

1. Definitions.

   (a) "Plan" means this 1996 Directors' Stock Participation Plan.
   (b) "Company" means Competitive Technologies, Inc.
   (c) "Director" means a person who is a director of the Company and is not an employee of the Company or any subsidiary of the Company.

2. Purpose.

     The purpose of the Plan is to attract and retain qualified Directors and to promote the best interests of the Company by giving them a proprietary interest in and closer identity with the Company through increased stock ownership.

3. Stock Subject to Plan.

     An aggregate of 180,000 shares of the Company's Common Stock shall be reserved for issuance under the Plan. Adjustment in the shares subject to the Plan shall be made as provided in Paragraph 6.

4. Issuance of Stock.

     On the first business day in January of each year for a period of fifteen years commencing in 1997 and ending in 2011, the Company shall issue to each Director who has been elected by the stockholders of the Company and who has served as a Director for a period of at least one year in consideration of the services rendered to the Company by such Director, an annual number of shares of the Company's Common Stock (rounded to the nearest whole share) equal to the lesser of (i) $15,000 divided by the per share fair market value of such Common Stock on the date of issuance, or (ii) 2,500 shares.

     In situations where a Director leaves the Board after completing a full year of service but before the January 1st issuance date, the annual stock compensation as described above shall be payable on a pro-rata basis up to the time of termination.

     Shares issued under the Plan may be either authorized but unissued shares or treasury shares. The Company shall in every case have a reasonable time to cause certificates for shares to be prepared and delivered.

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5. Agreement of Director.

     As a condition to issuance and receipt of shares, if the Company in its sole discretion determines that such agreement is necessary in order to comply with Federal or State securities laws or other applicable laws, such Director shall agree that he takes the shares issued to him under the Plan for investment and not with any present intention to resell or distribute the same, and he shall sign and deliver to the Company a certificate to such effect at the time of such issuance. In such event the certificates evidencing such shares shall be appropriately legended and stop transfer instructions shall be placed with the Transfer Agent for the Company's Common Stock. The Company shall have no liability for failure to issue shares pending the meeting of any requirements which the Company is advised by counsel must be met under Federal or State securities laws or other applicable laws before such shares may be issued under the Plan.

6. Change in Shares.

     If any change is made in the Company's outstanding shares of Common Stock by reason of stock dividend in excess of 3% in the aggregate during any fiscal year of the Company, change in par value, stock split-up, recapitalization, reclassification or combination of shares, appropriate adjustment, disregarding fractional shares, shall be made to the kind and number of shares issuable under the Plan.

7. Effective Date; Term of Plan.

     The Plan shall become effective when approved by the stockholders of the Company and shall terminate following the close of business on the first business day of January, 2006.

8. Amendments.

     No amendment to the Plan shall be made, except upon approval of the stockholders of the Company, which will increase the number of shares reserved for issuance under the Plan, change the eligibility provisions or the formula for determining the number of shares to be issued as provided in Paragraph 4, or extend the term of the Plan; and no amendment to Plan provisions specifying the eligibility provisions or the formula for determining the amount, price and timing of shares to be issued shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


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